UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2018

StoneMor Partners L.P.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-32270	80-0103159
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

3600 Horizon Boulevard Trevose, Pennsylvania	19053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 826-2800
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 5, 2018, StoneMor GP LLC (“StoneMor GP”), the general partner of StoneMor Partners L.P. (the “Partnership”), appointed Jeffrey DiGiovanni as Chief Accounting Officer. Concurrently with Mr. DiGiovanni’s appointment, David A Sheaffer ceased to serve as StoneMor GP’s principal accounting officer.
Mr. DiGiovanni, age 41, served as a Managing Director of Pine Hill Group from January 2012 until joining StoneMor GP, where he worked with clients to deliver services including readiness for initial public offerings, financial reporting including reporting to the Securities and Exchange Commission and technical accounting assistance on complex transactions. Prior to joining Pine Hill Group, Mr. DiGiovanni’s professional career included years in public accounting, working at top-tier public accounting firms. Specifically, his responsibilities included financial statement review, consultation on complex accounting and reporting matters, including mergers and acquisitions, capital market transactions, mortgage banking activities and SEC reporting requirements. He holds a Bachelor of Science degree in Accounting and a Master of Science in Financial Services from Saint Joseph’s University and is a Certified Public Accountant.
In connection with Mr. DiGiovanni’s appointment as Chief Accounting Officer, StoneMor GP and Mr. DiGiovanni entered into a letter agreement, dated September 5, 2018 (the “Letter Agreement”), contingent upon satisfactory completion of our standard pre-hire requirements and the execution of a Confidentiality, Nondisclosure, and Restrictive Covenant Agreement as condition of employment. The Letter Agreement contemplates that Mr. DiGiovanni will be entitled to receive base salary of $250,000 (“Base Salary”) and, for each calendar year of employment, will have an opportunity to earn an annual incentive bonus with a target bonus equal to 25% of Base Salary. The actual incentive bonus awarded is discretionary and will be based on the Partnership's performance against performance targets established by the Compensation Committee of the Board of Directors of StoneMor GP (the "Compensation Committee”) as well as mutually agreed upon personal performance goals. In addition, Mr. DiGiovanni will be eligible to receive, on an annual basis, long-term equity incentive awards, currently targeted at 25% of Base Salary, subject to the Compensation Committee’s approval. Half (50%) of any such awards will vest ratably over 3 years and the other half (50%) will vest based upon performance criteria to be determined by the Compensation Committee.
The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Letter Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits
(d)    Exhibits.

Exhibit Number	Description
10.1	Letter Agreement, dated September 5, 2018, by and between StoneMor GP LLC and Jeffrey DiGiovanni.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2018	STONEMOR PARTNERS L.P. By: StoneMor GP LLC its general partner
By: /s/ Joseph M. Redling Joseph M. Redling Chief Executive Officer